                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                          State of          Percent
                                                                       Incorporation         Owned
                                                                       -------------        -------
Sterling Savings Bank                                                    Washington           100%
Tri-Cities Mortgage Corporation                                          Washington           100%
Sterling Capital Trust I                                                  Delaware            100%
Sterling Capital Trust II                                                 Delaware            100%
Subsidiaries of Sterling Savings Bank:
 Action Mortgage Company                                                 Washington           100%
 Harbor Financial Services, Inc.                                         Washington           100%
    (a subsidiary of Evergreen First Service Corporation)
 INTERVEST-Mortgage Investment Company                                   Washington           100%
 Evergreen Environmental Development Corporation                         Washington           100%
 Evergreen First Service Corporation                                     Washington           100%
 Fidelity Service Corporation                                            Washington           100%
 Tri-West Mortgage Company                                               Washington           100%
Sterling Automobile Loan Securitization 2000-1 L.L.C.                     Delaware            100%
Source Capital Corporation                                               Washington           100%


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